EXHIBIT 23 (a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (No. 33-72534) of our report dated February 12, 1999, except for Note 4 for which the date is March 23, 1999, appearing in this Annual Report on Form 10-K of Howtek, Inc. for the year ended December 31, 1998.

     We also consent to the references to us under the caption "Experts" in the Prospectus.




                                          BDO SEIDMAN, LLP



New York, New York
March  29, 1999

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